                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement    / /  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                       ADVANCED MARKETING SERVICES, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ____________________________________________________________________

     (2)  Aggregate number of securities to which transaction applies:

          ____________________________________________________________________

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ____________________________________________________________________

     (4)  Proposed maximum aggregate value of transaction:

          ____________________________________________________________________

     (5)  Total fee paid:

          ____________________________________________________________________

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ____________________________________________________________________

     (2)  Form, Schedule or Registration Statement No.:

          ____________________________________________________________________

     (3)  Filing Party:

          ____________________________________________________________________

     (4)  Date Filed:

          ____________________________________________________________________

                       ADVANCED MARKETING SERVICES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JULY 27, 1995

To the Stockholders of
Advanced Marketing Services, Inc.

     The Annual Meeting of Stockholders of Advanced Marketing Services, Inc. will be held on Thursday, July 27, 1995, at 10:00 a.m., P.D.T., at 5880 Oberlin Drive, Suite 400, San Diego, California 92121 for the following purposes:

          1.  To elect three Class A Directors to serve for three-year terms;

          2. To consider and act on a proposal to approve the Company's 1995 Stock Option Plan, under which options to purchase up to 400,000 shares of common stock may be granted; and

          3. To transact any other business which may properly come before the meeting and any adjournments or postponements thereof.

     A proxy statement containing information for stockholders is annexed hereto and a copy of the Annual Report of the Company for the fiscal year ended March 31, 1995 is enclosed herewith.

     The Board of Directors has fixed the close of business, June 15, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                          By the order of the Board of Directors

                                          Charles C. Tillinghast, III
                                          Chairman and Chief Executive Officer

San Diego, California
June 23, 1995

                       ADVANCED MARKETING SERVICES, INC.
                               5880 OBERLIN DRIVE
                          SAN DIEGO, CALIFORNIA 92121
                                 (619) 457-2500

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advanced Marketing Services, Inc. ("AMS" or the "Company"), a Delaware corporation, for use only at its Annual Meeting of Stockholders to be held on Thursday, July 27, 1995, and any adjournments or postponements thereof (the "Annual Meeting").

     Shares may not be voted unless the signed proxy card is returned or other specific arrangements are made to have shares represented at the meeting. Any stockholder of record giving a proxy may revoke it at any time before it is voted by filing with the Secretary of AMS a notice in writing revoking it, by duly executing a proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to revoke the proxy and vote the shares in person. Stockholders whose shares are held in street name should consult with their brokers or other nominees concerning procedures for revocation. Subject to such revocation, all shares represented by a properly executed proxy card will be voted as directed by the stockholder on the proxy card. IF NO CHOICE IS SPECIFIED, PROXIES WILL BE VOTED FOR THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS FOR ELECTION AS DIRECTORS AND FOR THE APPROVAL OF THE 1995 STOCK OPTION PLAN.

     In addition to soliciting proxies by mail, Company directors, officers and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. The total cost of solicitation of proxies will be borne by AMS. Although there are no formal agreements to do so, it is anticipated that AMS will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding any proxy soliciting materials to their principals.

     Only stockholders of record at the close of business on Thursday, June 15, 1995 are entitled to receive notice of and to vote at the Annual Meeting. On June 15, 1995, AMS had outstanding 5,403,679 shares of common stock (the "Common Stock"), which constituted all of the outstanding voting securities of AMS, excluding 707,511 shares of the Common Stock held in treasury and not permitted to be voted at the Annual Meeting. Each share is entitled to one vote. A majority of the outstanding shares of Common Stock will constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved, and thus will have the effect of a "No" vote. Directors are elected by a plurality of votes cast. Stockholders may not cumulate their votes for any one or more nominees for election. The affirmative vote of a majority of the shares present and voting at the Annual Meeting will be required to approve the 1995 Stock Option Plan. The same vote would be required for any other items which might be submitted to the stockholders for consideration at the Annual Meeting.

     It is anticipated that this proxy statement and accompanying proxy card will first be mailed to stockholders on or about June 23, 1995.

                         ITEM 1.  ELECTION OF DIRECTORS

NOMINEES AND VOTING

     Pursuant to the Company's Articles of Incorporation, the Board of Directors of the Company is divided into three classes of directors, each class to be as nearly equal in number as possible. Directors are elected to serve for three-year terms, with the elections staggered by class. The Board is currently composed of seven directors; three of whom are Class A directors, two of whom are Class B directors and two of whom are

Class C directors. At the Annual Meeting, three Class A directors are to be elected to a three-year term until the Annual Meeting of Stockholders to be held in 1998 and until their successors are duly elected and qualified. The Board of Directors has nominated each of the following incumbent Class A directors for reelection as a Class A director:

                          Charles C. Tillinghast, III
                                Loren C. Paulsen
                               Michael M. Nicita

     Information concerning the nominees for election as Class A directors is set forth under the caption "Management -- Directors and Executive Officers."

     The Board of Directors has no reason to believe that its nominees will be unable or unwilling to serve if elected. However, should the nominee named herein become unable or unwilling to accept nomination or election, the Board's proxies will vote instead for such other person as the Board of Directors may recommend.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF THE ABOVE MENTIONED NOMINEES AS DIRECTORS.

                    ITEM 2.  PROPOSED 1995 STOCK OPTION PLAN

     The proposed 1995 Stock Option Plan (the "1995 Plan") was adopted by the Board of Directors on March 28, 1995, subject to stockholder approval. The Board of Directors believes that the selective grant of stock options is an effective and efficient means of attracting, motivating and retaining key employees, officers and directors.

DESCRIPTION OF THE 1995 PLAN

     The 1995 Plan provides for the grant of options to purchase Common Stock either that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or that are not intended to so qualify ("non-qualified stock options"). All officers, directors and employees are eligible to receive options under the 1995 Plan, except that only employees may receive incentive stock options. The maximum number of shares available for issuance under the 1995 Plan is 400,000. No person eligible to receive options under the 1995 Plan may receive options for the purchase of more than an aggregate of 200,000 shares.

     The 1995 Plan is administered by the Board of Directors or, in its discretion, by a committee of the Board of Directors appointed for that purpose (the "Committee"), which, subject to the terms of the 1995 Plan, has the authority in its sole discretion to determine: (a) the individuals to whom options shall be granted; (b) the time or times at which options may be exercised; (c) the number of shares subject to each option, the option price and the duration of each option granted; and (d) all of the other terms and conditions of options granted under the 1995 Plan. The Stock Option Committee, which consists of Messrs. Charles C. Tillinghast, III and Loren C. Paulsen, is expected to administer the 1995 Plan if and when approved by the stockholders.

     The exercise price of incentive stock options granted under the 1995 Plan must be at least equal to the fair market value of the shares on the date of grant (110% of fair market value in the case of participants who own shares possessing more than 10% of the combined voting power of the Company) and may not have a term in excess of 10 years from the date of grant (five years in the case of participants who are more than 10% stockholders). In no event shall the aggregate fair market value (determined as of the time the Option is granted) of the shares with respect to which Incentive Options (granted under the 1995 Plan and all other plans of the Company or any of its subsidiaries) are exercisable for the first time by an optionee in any calendar year exceed $100,000.

     Options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution. Unless otherwise determined by the Board of Directors or the Committee in connection with the grant of any non-qualified stock options, all stock options granted under the 1995 Plan expire one month after the date of the optionee's termination of employment with the Company for any reason other than death or permanent disability and six months after the optionee's termination of employment by reason of death or permanent disability (but not, in either case, later than the scheduled expiration date). The termination of employment of an optionee does not accelerate or otherwise affect the number of shares with respect to which a stock option may be exercised, which shall be limited to that number of shares which could have been purchased pursuant to the option had the option been exercised by the optionee on the date of such termination of employment or other relationship. In the case of death, options may be exercised by the person or persons to whom the rights under the options pass by will or by the laws of descent or distribution.

     Payment of the exercise price upon exercise of an option shall be made in cash or, in the discretion of the Committee, in shares of Common Stock. Where payment is made in Common Stock, such Common Stock shall be valued for such purpose at the fair market value of such shares (determined as specified in the 1995 Plan) on the date of exercise.

     If the number of outstanding shares of Common Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares available for issuance under the 1995 Plan, the number of shares subject to outstanding options, the per share exercise price of outstanding options and the aggregate number of shares with respect to which options may be granted to a single participant will be appropriately adjusted by the Board of Directors or the Committee.

     No grant of options may be made under the 1995 Plan more than 10 years after its date of adoption. The Board of Directors has authority to terminate or to amend the 1995 Plan, subject to the approval of the Company's stockholders under certain circumstances, provided that such action does not impair the rights of any holder of outstanding options without the consent of such holder.

     Subject to stockholder approval of the 1995 Plan, the Company has granted, effective March 28, 1995, options to purchase 150,000 shares of the Common Stock pursuant thereto to Mr. Michael M. Nicita, President and Chief Operating Officer of the Company, in connection with his appointment as an officer of the Company in fiscal 1995. See "Executive Compensation -- Option Grants." Such options are exercisable until March 27, 2005 at a price of $5.24 per share, and vest as to 30,000 shares on November 7, 1995 and each anniversary thereof until fully vested. No other options have been granted pursuant to the 1995 Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following discussion is a summary of the principal federal income tax consequences of the 1995 Plan based on currently applicable provisions of the Code and the regulations promulgated thereunder.

     Incentive Stock Options. The Company believes that incentive stock options which are granted under the 1995 Plan will qualify as incentive stock options within the purview of Section 422 of the Code. No income is recognized by an optionee at the time an incentive stock option is granted, and no income is recognized by an optionee upon the exercise of the option (although the difference between the fair market value of the shares on the date of exercise and the option price generally is includible in the calculation of alternative minimum taxable income for purposes of the alternative minimum tax). If the optionee makes no disposition of the shares received upon the exercise of the option within two years from the date the option was granted and one year from the date the shares were issued to such individual upon exercise of the option, the optionee will recognize gain or loss when he disposes of his shares. Such gain or loss will be measured by the difference between the option price and the amount received for the shares at the time of disposition. Provided such shares are held as a capital asset, such gain or loss will be long-term capital gain or loss.

     If the optionee disposes of shares acquired upon exercise of an incentive stock option before the expiration of the applicable holding periods, any amount realized from such disqualifying disposition will be taxable as ordinary income in the year of disposition generally to the extent that the lesser of the fair market value of the shares on the date the option was exercised or the amount received upon such disposition exceeds the option price. Provided such shares are held as capital assets, any amount realized upon such a disposition in excess of the fair market value of the shares on the date of exercise will be treated as long-term or short-term capital gain, depending upon whether the shares have been held for more than one year.

     According to proposed Treasury regulations, in general, no gain or loss will be recognized by an optionee who uses shares of stock to exercise an incentive stock option. A number of new shares of stock acquired equal to the number of shares surrendered will have a basis and holding period equal to those of the shares surrendered. To the extent new shares of stock acquired pursuant to the exercise of the option exceed the number of shares of stock surrendered, such additional shares will have a zero basis and will have a holding period beginning on the date the option is exercised. Any disqualifying disposition of stock acquired by use of shares of stock will be deemed to be a disposition of the stock with the lowest basis first.

     The use of stock acquired through exercise of an incentive stock option to exercise an incentive stock option will constitute a disqualifying disposition with respect to such stock if the applicable holding period requirement has not been satisfied. This provision is intended to prevent the "pyramiding" of incentive stock options.

     The Company will not be allowed a deduction for federal income tax purposes at the time of grant or exercise of an incentive stock option. At the time of a disqualifying disposition by an optionee, the Company generally will be entitled to a deduction to the extent that the optionee recognizes ordinary income and such income is considered reasonable compensation.

     Non-Qualified Stock Options. An optionee recognizes no income at the time a non-qualified stock option is granted under the 1995 Plan. An optionee will recognize ordinary income at the time a non-qualified stock option is exercised in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, except that if an optionee who is subject to the provisions of Section 16(b) of the Exchange Act (an officer, director or 10% stockholder) exercises a non-qualified stock option within six months of the date of grant, the optionee will recognize ordinary income on the date that is six months after the date of grant unless the optionee makes an election under Section 83(b) of the Code to recognize income at the date of exercise. The Company generally will be entitled to a deduction for federal income tax purposes in the year and in the same amount as the optionee is considered to have recognized ordinary income in connection with the exercise of a nonqualified stock option to the extent such income is considered reasonable compensation, if provision is made for withholding of federal income taxes, where applicable. In general, no deduction is allowed for remuneration in excess of $1 million paid by the Company during any taxable year to any of the chief executive officer or the four highest compensated officers (other than the chief executive officer). Remuneration for this purpose excludes certain performance-based compensation which meets requirements set forth in the Code and proposed Treasury Regulations. Based on the composition of the committee anticipated to be appointed to administer the 1995 Plan, the 1995 Plan is not expected to qualify for the performance-based compensation exception to the deduction limitation.

     An optionee will recognize gain or loss on the subsequent sale of shares acquired on exercise of a non-qualified stock option in an amount equal to the difference between the amount realized and the tax basis of such shares, which will equal the option price paid plus the amount included in the optionee's income by reason of the exercise of the option. Provided such shares are held as capital assets, such gain or loss will be long-term or short-term capital gain or loss depending upon whether the shares have been held for more than one year.

     No gain or loss will be recognized by an optionee with respect to shares surrendered to exercise a non-qualified stock option. A number of new shares acquired equal to the number of shares surrendered will have a tax basis and holding period equal to those of the shares surrendered. The optionee will recognize ordinary income in an amount equal to the fair market value of the additional shares acquired at the time of exercise (or, if the optionee is subject to Section 16(b) of the Exchange Act and exercises the option within six months of the date of grant, on the date which is six months after the date of grant unless the optionee makes an election under Section 83(b) of the Code to recognize income at the date of exercise). Such additional shares will be deemed to have been acquired on such date and will have a tax basis equal to their fair market value on such date.

     The Company has the right to deduct any sums required by federal, state or local tax laws to be withheld with respect to the exercise of any non-qualified stock option from sums owing to the person exercising the option or, in the alternative, may require the person exercising the option to pay such sums to the Company prior to or in connection with such exercise.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ADOPTION OF THE 1995 PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of June 15, 1995 with regard to beneficial ownership of the Common Stock by (i) persons known by the Company to be beneficial owners of more than five percent of the Common Stock,
(ii) the directors of the Company, (iii) the executive officers named in the Summary Compensation Table below, and (iv) all executive officers and directors as a group.

                                                                            PERCENT OF
                                                          COMMON STOCK     OUTSTANDING
                     NAME (AND ADDRESS(1))                BENEFICIALLY        COMMON
                      OF BENEFICIAL OWNER                    OWNED            STOCK
                     ---------------------                ------------     ------------
        Charles C. Tillinghast, III.....................      937,100(2)       17.3%
        Loren C. Paulsen................................      946,500(3)       17.5%
        Grace & White, Inc..............................      739,450          13.7%
        Kahn Brothers & Co., Inc........................      424,300           7.9%
        Dimensional Fund Advisors, Inc..................      273,400           5.1%
        Jon S. Fish.....................................       63,500(4)        1.1%
        Kevan M. Lyon...................................       20,700(5)         *
        Michael M. Nicita...............................          511            *
        James A. Liedich................................       37,300(5)         *
        E. William Swanson..............................       23,800(6)         *
        Trygve E. Myhren................................       20,800(6)         *
        Robert F. Bartlett..............................        2,000(7)         *
        Lynn S. Dawson..................................        2,000(7)         *
        James T. Dixon..................................            0            *
        All executive officers and directors as a group
          (14 persons)..................................    2,085,011(8)       38.6%

- ---------------

 *  less than 1%.

(1) The address of Messrs. Tillinghast and Paulsen is c/o Advanced Marketing Services, Inc., 5880 Oberlin Drive, San Diego, CA 92121. The address of Grace & White, Inc. is 515 Madison Avenue, New York, NY 10027. The address of Kahn Brothers & Co., Inc. is 55 Broadway, New York, NY 10006. The address of Dimensional Fund Advisors, Inc. is 1299 Ocean Avenue, Santa Monica, CA 90401.

(2) Mr. Tillinghast's shares are held of record by a Revocable Trust dated April 7, 1988 of which Mr. and Mrs. Tillinghast are trustees. This amount also includes 12,600 shares subject to options exercisable within 60 days held by Cynthia B. Tillinghast, Assistant Secretary and a General Marketing Manager of the Company, and the wife of Mr. Tillinghast.

(3) Of Mr. Paulsen's shares, 887,540 are held of record by a Revocable Trust dated May 13, 1987, the trustees of which are Mr. Paulsen and his wife, and 58,960 are held of record by an Irrevocable Trust dated August 22, 1988, the beneficiaries of which are Mr. Paulsen's children and the trustees of which are unrelated to Mr. Paulsen. Mr. Paulsen disclaims beneficial ownership of the 58,960 shares held by this Irrevocable Trust.

(4) Includes 59,000 shares subject to options which are exercisable within 60 days.

(5) Includes 20,000 shares subject to options which are exercisable within 60 days.

(6) Includes 13,800 shares subject to options which are exercisable within 60 days.

(7) Includes 2,000 shares subject to options which are exercisable within 60 days.

(8) Includes 174,000 shares subject to options which are exercisable within 60 days.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth certain information as of June 15, 1995 with regard to (i) each director, including the three nominees (who currently serve as directors), and (ii) each executive officer of the Company who is neither a director nor a nominee.

            NAME                 AGE                      POSITION
           ------                ---                     ----------
Charles C. Tillinghast, III      58      Chief Executive Officer and Chairman of
                                           the Board of Directors(1)
Michael M. Nicita                42      President, Chief Operating Officer and
                                           Director
Loren C. Paulsen                 45      Executive Vice President - Operations and
                                           Director(1)
Lynn S. Dawson                   44      Director(2)
Robert F. Bartlett               50      Director(2)
James A. Leidich                 52      Director(2)
Trygve E. Myhren                 58      Director(2)
E. William Swanson               59      Director(2)
Jon S. Fish                      50      Executive Vice President - Finance and
                                           Chief Financial Officer
Kenneth C. Hayes                 49      Vice President - Management Information
                                           Systems
Alisa R. Judge                   39      Vice President - Human Resources
Kevan M. Lyon                    36      Vice President - Merchandising
Ronald E. Osborne                38      Vice President - Operations
Adam R. Zoldan                   42      Vice President - Marketing

- ---------------

(1) Member of the Stock Option Committee.

(2) Member of the Compensation and Audit Committees.

     Mr. Tillinghast has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since November 1994; prior thereto, Mr. Tillinghast served as President, Chief Executive Officer and as a Director of the Company since its inception in 1982. He served as President of Oak Tree Publications, Inc. from 1976 until 1981 and as President of CRM, a diversified publishing company, from 1971 through 1975. Mr. Tillinghast was employed by Boise Cascade Corporation for 10 years, where he served in various management positions, including Senior Vice President from 1971 to 1973.

     Mr. Nicita has served as President, Chief Operating Officer and Director of the Company since November 1994. From 1978 to November 1994, he served in various capacities at Golden-Lee Book Distributors, including MIS Director, Controller and General Manager. Prior thereto, he was employed by Barnes and Noble Book Stores, Inc. from 1977 to 1978. Mr. Nicita is the co-author of two books on microcomputers and has also been a columnist for a national microcomputer consumer magazine.

     Mr. Paulsen has served as Executive Vice President - Operations since December 1989 and as a Director of the Company since its inception in 1982. From 1982 to December 1989, Mr. Paulsen served as Vice President - Operations of the Company. Prior thereto, he was employed by Fed Mart Corp., a discount retail chain, for 17 years in various capacities, including sundries and book buyer.

     Mr. Bartlett was elected Director in April 1994 by the Board of Directors. He is presently employed as Vice President, Divisional Manager of Anderson Chamberlain, a manufacturers representative firm. Mr. Bartlett has many years of experience in the warehouse club industry, having served as Senior Vice

President of Merchandising, Operations, Traffic and Distribution, SourceClub, Inc. (1991-1993); Executive Vice President of Merchandising and Distribution, The Wholesale Club, Inc. (1990-1991); and Executive Vice President of Merchandising, Traffic and Distribution, The Price Club (1981-1989).

     Ms. Dawson was appointed Director in April 1994 by the Board of Directors. She is presently employed as Vice President and National Sales Manager for B.H. Smith/Samsonite. Ms. Dawson has many years of experience in department store operations, having served in a variety of positions including Vice President, Divisional Merchandise Manager with Foley's Department Store (1990-1991); Senior Vice President, Broadway Department Store (1978-1990) and Buyer and Store Manager, May Company Department Store (1972-1978).

     Mr. Leidich was first elected a Director of the Company in November 1986. He has served as President of Graywave, Inc., a management consulting firm, since 1983. Mr. Leidich serves on the boards of numerous privately held companies. From November 1991 to May 1993, he was a consultant to Colorado Venture Management, Inc. ("CVMI") and a special limited partner of CVM Equity Fund III, a venture capital partnership ("CVMEF"). From April 1989 to November 1991, Mr. Leidich served as Vice President of CVMI and as a general partner of CVMEF. Mr. Leidich was the Chairman and Treasurer of Children's World, Inc., a national chain of child care centers, from 1975 to 1983. From 1980 to 1983, Mr. Leidich was Executive Vice President of The Parker Pen Company.

     Mr. Myhren was first elected a Director of the Company in February 1989. Since December 1990, he has served as President and a Director of the Providence Journal Company, which owns and manages the Journal/Bulletin newspapers, 11 broadcast television stations, and video programming companies. Mr. Myhren also serves as President and CEO of King Broadcasting Corporation, owner and operator of local broadcast television stations. Mr. Myhren is a Director of Citizens Bank Corporation in Rhode Island. He has also been President of Myhren Media, Inc., a media investment and consultation firm, since 1988 and was President of the general partner of Saguaro Cable Investors, L.P. from 1988 to 1991. From 1975 until establishing Myhren Media, Inc., he served as President and then Chairman and Chief Executive Officer of American Television and Communications Corporation, a publicly traded subsidiary of Time, Inc. and known today as Time/Warner Cable. Prior thereto, Mr. Myhren served in various capacities with CRM, Marketing Continental, Glendinning Companies and Procter and Gamble. From 1981 to 1991, Mr. Myhren served as a Director of the National Cable Television Association and was its chairman from 1986 to 1987. He has previously served as a Director of Turner Broadcasting Systems; American TV & Communications, Inc., and on Time's internal boards for Home Box Office, Temple-Eastex and Time Magazine Group; and on the Federal Communications Commission's Advisory Committee on High Definition Television.

     Mr. Swanson was first elected a Director of the Company in April 1988. He has served as President of F.W. Cygnet, Inc., an investment management firm, since 1986. Mr. Swanson was the President and Chief Executive Officer from 1982 to 1986 of St. Francis Associates, a private investment management firm in San Francisco. From 1975 through 1982, he was employed by The Parker Pen Company, serving in various capacities, including President, Chief Executive Officer and Chief Operating Officer.

     Mr. Fish joined the Company in April 1990 as Vice President - Finance and Chief Financial Officer. In July 1991, he was elected Executive Vice
President - Finance. From 1988 to April 1990, he served as Vice
President - Treasurer and Administration for Magma Power Company, a geothermal power company. Prior to 1988, he served as Vice President - Finance of United Publishers for six years and in various positions including Vice
President - Treasurer for the Wickes Companies between 1972 and 1982.

     Mr. Hayes joined the Company in 1986 as Director of Management Information Systems. He was promoted to Vice President - Management Information Systems in July 1991. From 1982 until 1986, he served as Data Processing Manager for Spectragraphics Corporation, a computer graphics manufacturing company. Prior to 1982, Mr. Hayes served in various technical and management positions with McDonnell Douglas Automation, San Diego Data Processing Corporation and National Semiconductor.

     Ms. Judge joined the Company in May 1991 as Manager of Human Resources. She was promoted to Director of Human Resources in October 1992 and to Vice President - Human Resources in July 1994. From

1986 to 1991, she worked for the Eastridge Group, an employment/temporary agency in a variety of management positions.

     Ms. Lyon joined the Company in 1988 as Marketing Director. In December 1989, Ms. Lyon was then named Vice President - Marketing with responsibility for leading the sales and marketing efforts with respect to the Company's major customers. In September 1994, Ms. Lyon became Vice President - Merchandising and has responsibility for the Company's buying activities. From 1983 through 1988, she worked for Allergan, Inc., a pharmaceutical company, in various sales and product management positions.

     Mr. Osborne joined the Company in June 1989 as Director of Operations. In July 1991, he was promoted to Vice President - Operations. Mr. Osborne was employed by San Diego Gas & Electric from 1986 to 1989 in the capacity of Sr. Operations Analyst. From 1980 to 1986, he worked for Proctor & Gamble in various manufacturing management positions.

     Mr. Zoldan joined the Company in January 1995 as Vice President - Marketing and has responsibility for sales and relations with the Company's major customers. From 1988 to 1995, Mr. Zoldan was General Sales Manger for Eastman, a division of Office Depot. Prior to 1988, he served as General Sales Manager for Office Club (now Office Depot) (1984-1986), and District Sales Manager for McKesson Office Products (1981-1984).

     Officers serve at the discretion of the Board of Directors.

BOARD OF DIRECTORS AND COMMITTEES

     Directors are elected to serve staggered three-year terms and until their successors are duly elected and qualified. Each Director who is not otherwise employed by the Company receives an annual Director's fee of $10,000 plus $1,000 for each regular Board meeting attended. In addition, each outside Director is paid $500 for attendance at each special Board and Audit, Compensation or Stock Option Committee meeting held on dates other than the regularly scheduled Board meetings. The Company reimburses each Director for reasonable out-of-pocket expenses incurred in his capacity as a member of the Board of Directors. No payments are made for participation in telephone meetings of the Board of Directors or actions taken in writing. Each Director attended at least 75% of the total number of meetings of the Board of Directors and all committees thereof on which such Director served held during the year ended March 31, 1995.

     The members of the Audit Committee of the Board of Directors are Messrs. Bartlett, Leidich, Myhren, Swanson and Ms. Dawson. The Audit Committee held one meeting during fiscal 1995. The functions of the Audit Committee are primarily to recommend the selection of the Company's independent public accountants, discuss with them the scope of the audit, consider matters pertaining to the Company's accounting policies and internal controls, and provide a means for direct communication between the independent public accountants and the Board of Directors.

     The members of the Compensation Committee of the Board of Directors are Messrs. Bartlett, Leidich, Myhren and Swanson and Ms. Dawson. The Compensation Committee held four meetings during fiscal 1995. The functions of the Compensation Committee are to review and recommend changes in salaries and bonuses of key employees and to review periodically, and make recommendations with respect to, the compensation structure of the Company.

     The members of the Stock Option Committee of the Board of Directors are Messrs. Tillinghast and Paulsen. The Stock Option Committee was formed in April 1991 for the purpose of administering the Company's 1987 Stock Option Plan. The Stock Option Committee will also administer the 1995 Stock Option Plan, if adopted. The Stock Option Committee held four meetings during fiscal 1995.

     The Company has no nominating committee or committee performing similar functions.

                             EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

     The Compensation Committee is composed of five outside directors. The Compensation Committee is responsible for determining executive officer salary and bonus compensation and determining annual contributions to the Company's profit sharing plan. Stock option grants are determined by the Stock Option Committee, consisting of two employee directors who are not eligible for grants, in consultation with the Compensation Committee. The following is a report of the Compensation Committee and, as it relates to stock options, the Stock Option Committee, concerning their policies and actions in fiscal 1995 concerning executive compensation.

     The Company's compensation programs are designed to (a) link executive compensation to the performance of the Company and to stockholder value as measured by the long-term price appreciation of the Company's common stock and
(b) attract, retain and motivate employees by providing for the vesting of certain components of compensation over a number of years.

     The Company's compensation of executive officers, including its Chief Executive Officer, consists principally of two components: (a) annual cash compensation, generally consisting of base salary and a bonus and (b) long-term, stock-based compensation. The policies governing these components, as well as the basis for determining the compensation payable to the Chief Executive Officer, are described below.

     Annual Salary and Bonus Compensation. The salaries of executive officers are determined on the basis of, in no particular order of importance, the responsibilities of the position held, the prior experience and compensation of the officer, the compensation practices of competitors, as determined from publicly available information, discussions with knowledgeable consultants and participants in the publishing and distribution industries, and other marketplace factors, such as housing and relocation requirements. The Compensation Committee also strives to compensate each executive officer at a level which is appropriate in relation to the compensation of other executive officers of the Company. Annual salary adjustments, if any, are determined largely by the Company's net income performance. Because two officers of the Company hold significant equity positions as founders, their salaries are set, with their concurrence, at levels believed to be somewhat lower than that paid for comparable positions in the industry generally.

     Under the Company's bonus plan, cash bonuses are earned if a minimum level of net income is attained. Bonus amounts increase if higher target net income levels are attained. The Company's net income objectives are established by the Compensation Committee at the commencement of each fiscal year. For fiscal 1995, payments under the Company's bonus plan to each executive officer were based upon the Company achieving, but not exceeding, the targeted net income objective.

     Long-Term Stock Option Compensation. The Company grants stock options to its executive officers and other employees pursuant to its 1987 Stock Option Plan (the "1987 Plan"). The Company will also grant stock options to such persons under the 1995 Stock Option Plan (the "1995 Plan"), if approved. See "Item 2. Proposed 1995 Stock Option Plan" above. The Company believes that such options help to more closely align the interests of its management employees with the long-term interests of its stockholders by providing an incentive for increasing stockholder value. Moreover, such options are believed to be instrumental in retaining employees over the longer term, since full benefits of appreciated options cannot be realized until the end of the applicable vesting period, which is usually five years.

     During fiscal 1995, the Stock Option Committee, in consultation with the Compensation Committee, approved the grant of options to purchase 150,000 and 20,000 shares of Common Stock to Messrs. Michael M. Nicita and Adam R. Zoldan, respectively, in connection with their acceptance of appointment as officers, and the grant of options to purchase 10,000 shares of Common Stock to each of Ms. Lynn S. Dawson and Mr. Robert F. Bartlett, in connection with their acceptance of appointment to the Board of Directors. The Stock Option Committee also approved the grant of options to purchase 10,000 and 2,500 shares of Common Stock to Ms. Kevan M. Lyon and Ms. Alisa R. Judge, respectively, in connection with their promotions. See "Management." The grant of options to Mr. Nicita, however, is subject to stockholder approval of the adoption of the 1995 Plan. The Stock Option Committee has concluded that stock options previously granted to the other executive officers adequately provide appropriate long-term incentives and, therefore, determined not to grant options to such executive officers in fiscal 1995. Messrs. Tillinghast and Paulsen, who are founders of the Company, are not eligible to receive grants of options, but their significant equity positions in the Company are believed to provide them with substantial incentive to enhance stockholder value.

     CEO Compensation. The Compensation Committee establishes the base salary and bonus, if any, payable to Mr. Charles C. Tillinghast, III, the Company's Chief Executive Officer, based on the same factors applicable to executive officer compensation generally.

     In March 1994, the Compensation Committee reviewed Mr. Tillinghast's salary and determined that his salary would not be increased for fiscal 1995. Mr. Tillinghast's salary is believed to be substantially below the median of salaries paid to chief executive officers of companies which have comparable sales volumes. In May 1995, Mr. Tillinghast earned a bonus of $28,000 based upon the Company's performance against the net income objectives established by the Compensation Committee.

     Internal Revenue Code Section 162(m). Internal Revenue Code Section 162(m), enacted in 1993, provides that a public corporation generally may not deduct compensation in excess of $1,000,000 payable to its chief executive officer or any of its other four most highly compensated officers. Certain performance-based compensation is specifically exempted. Since the Company's historical levels of executive compensation have been substantially less than $1,000,000 in any given year, the Compensation Committee has not yet established a policy with respect to Section 162(m). In future years, the Compensation Committee intends to take into account the effect of Section 162(m) if the compensation payable to an executive officer approaches $1,000,000. However, the provisions of Section 162(m) are not expected to preclude the award of compensation believed to be merited, even if in excess of $1,000,000.

     The tables that follow reflect the decisions included in this report.

            THE STOCK OPTION COMMITTEE         THE COMPENSATION COMMITTEE
            Charles C. Tillinghast, III        James A. Leidich, Chairman
            Loren C. Paulsen                   Robert F. Bartlett
                                               Lynn S. Dawson
                                               Trygve E. Myhren
                                               E. William Swanson

SUMMARY OF CASH AND OTHER COMPENSATION

     The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to the Company for the fiscal years ended March 31, 1995, 1994 and 1993 of (i) those persons who were, at March 31, 1995, the Chief Executive Officer and the four other most highly paid executive officers of the Company and (ii) a former executive officer (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL            LONG-TERM
                                                    COMPENSATION        COMPENSATION
                                                 ------------------     ------------      ALL OTHER
         NAME AND CAPACITY              FISCAL   SALARY      BONUS        OPTIONS/       COMPENSATION
          IN WHICH SERVED               YEAR     ($)(1)      ($)(1)       SARS(#)           ($)(2)
         -----------------              ----     -------     ------     ------------     ------------
Charles C. Tillinghast, III,            1995     190,008     28,000              0           11,321
  Chief Executive Officer               1994     188,757          0              0            1,650
                                        1993     158,965     26,000          1,000(3)         6,359

Michael M. Nicita, Chief                1995      90,436     14,000        150,000(5)        32,612
  Operating Officer and President(4)    1994          --         --             --               --
                                        1993          --         --             --               --

Loren C. Paulsen, Executive             1995     168,006     28,000              0           10,186
  Vice President -- Operations          1994     167,256          0              0            1,463
                                        1993     149,381     26,000              0            5,975

Jon S. Fish, Executive Vice             1995     158,006     28,000              0            8,633
  President and Chief Finance           1994     156,648          0              0              948
                                        1993     139,172     26,000              0            2,227

Kevan M. Lyon, Vice President --        1995     113,755     20,000         10,000            6,362
  Merchandising                         1994     101,193          0              0            1,012
                                        1993      93,946     13,500          5,000            2,732

James T. Dixon, Former                  1995     200,715     21,000              0          332,700(6)
  Executive Vice President --           1994     212,258          0              0              438
                                        1993     194,382     26,000              0            1,555

- ---------------

(1) Amounts shown include cash compensation earned and received by executive officers as well as amounts earned and accrued but not yet paid.

(2) Except as separately described, the amounts indicated are the vested portions of fiscal 1995, 1994 and 1993 profit sharing contributions accrued in favor of named individuals (excluding the allocable portion of interest) and Company matching 401k plan contributions.

(3) Represents options held by Cynthia B. Tillinghast, Assistant Secretary and a General Marketing Manager of the Company. Mrs. Tillinghast is the wife of Mr. Tillinghast.

(4) Mr. Nicita joined the Company on November 1, 1994. To facilitate relocation in connection with his employment, the Company incurred $32,612 in relocation expenses on behalf of Mr. Nicita in fiscal 1995, which amount is included in All Other Compensation.

(5) The grant of such options is subject to stockholder approval of the 1995
    Plan.

(6) On December 31, 1994, Mr. Dixon resigned his position with the Company. All Other Compensation includes (a) a severance payment of $213,000, (b) reimbursement of relocation expenses of $25,520 and (c) $98,700 realized on the exercise of 30,000 options as to which vesting was accelerated. To facilitate relocation in connection with his employment, the Company made an interest-free loan to Mr. Dixon in June 1993 in the original principal amount of $200,000. The loan was payable on the earliest of (i) one year from the date of the note, (ii) the sale of Mr. Dixon's former New York residence or (iii) 90 days following termination of employment. At March 31, 1995, the outstanding balance of the loan was $150,000, which amount was subsequently repaid in full (including $20,986 in accrued interest) on April 21, 1995.

OPTION GRANTS

     The following table sets forth with respect to the Named Executive Officers certain information concerning grants of stock options in fiscal 1995. No stock appreciation rights were granted in fiscal 1995.

                          OPTION GRANTS IN FISCAL 1995

                                                                                            POTENTIAL REALIZED VALUE AT
                                        % OF TOTAL                                                    ASSUMED
                           NUMBER OF      OPTIONS                                           ANNUAL RATES OF STOCK PRICE
                           SECURITIES   GRANTED TO    EXERCISE   GRANT DATE                   APPRECIATION FOR OPTION
                           UNDERLYING    EMPLOYEES    OR BASE      MARKET                             TERM(1)
                            OPTIONS         IN         PRICE       PRICE      EXPIRATION   -----------------------------
                           GRANTED($)   FISCAL YEAR    ($/SH)      ($/SH)        DATE       0%($)     5%($)     10%($)
                           ----------   -----------   --------   ----------   ----------   -------   -------   ---------
Charles C. Tillinghast,
  III......................         0        0.0          --          --             --         --        --          --
Michael M. Nicita..........   150,000(2)    61.2        5.42        6.38        3/27/05    143,250   744,630   1,667,266
Loren C. Paulsen...........         0        0.0          --          --             --         --        --          --
Jon S. Fish................         0        0.0          --          --             --         --        --          --
Kevan M. Lyon..............    10,000        4.1        5.20        6.13        7/20/04      9,250    47,770     106,867

- ---------------

(1) Amounts shown represent the potential value of granted options if the assumed annual rates of stock appreciation are maintained over the 10-year terms of the granted options. The assumed rates of appreciation are established by regulation and are not intended to be a forecast of the Company's performance or to represent management's expectations with respect to the appreciation, if any, of the Common Stock.

(2) The grant of such options is subject to stockholder approval of the 1995
    Plan.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth with respect to the Named Executive Officers information concerning the exercise of stock options during fiscal 1995 and unexercised options held as of the end of each fiscal year. The Company has never granted stock appreciation rights.

                        AGGREGATED OPTION EXERCISES AND
                       FISCAL 1995 YEAR-END OPTION VALUES

                                                                     NUMBER                           VALUE OF
                                                                 OF UNEXERCISED               UNEXERCISED IN-THE-MONEY
                                                                OPTIONS/SARS AT                   OPTIONS/SARS AT
                              SHARES          VALUE            FISCAL YEAR END(#)              FISCAL YEAR END($)(1)
                            ACQUIRED ON      REALIZED     ----------------------------      ----------------------------
                            EXERCISE(#)        ($)        EXERCISABLE    UNEXERCISABLE      EXERCISABLE    UNEXERCISABLE
                            -----------      -------      -----------    -------------      -----------    -------------
Charles C.
  Tillinghast(2).........           0              0         12,400             600            12,900             810
Michael M. Nicita........           0              0              0         150,000(3)              0         106,500
Loren C. Paulsen.........           0              0              0               0                 0               0
Jon S. Fish..............       8,000         27,360         57,000          10,000           157,270          41,100
Kevan M. Lyon............           0              0         17,000          13,000            18,150          13,350
James T. Dixon(4)........     150,000        493,500              0               0                 0               0

- ---------------

(1) Before taxes. The dollar value indicated is based on the difference between the exercise price of the outstanding option and the closing market price of the Common Stock on March 31, 1995 ($6.13 per share).

(2) Represents options held by Cynthia B. Tillinghast, Assistant Secretary and a General Marketing Manager of the Company. Mrs. Tillinghast is the wife of Mr. Tillinghast.

(3) The Company has granted to Mr. Nicita options for 150,000 shares, effective March 28, 1995, subject to stockholder approval of the 1995 Plan. See "Item
    2. Proposed 1995 Stock Option Plan."

(4) Of the options exercised by Mr. Dixon, 30,000 were the subject of accelerated vesting upon his resignation. The amount realized on the exercise of those options, $98,700, is included in the value realized above and also under "All Other Compensation" in the Summary of Compensation Table.

PERFORMANCE GRAPH

     The following graph presents a comparison of the Company's stock performance with the broad-based NASDAQ Market Index and with the Dow Jones Industry Group OTS-Other Specialty Retailers Index, an index compiled by Media General Financial Services which currently covers approximately 115 specialty retail companies (including the Company).

                                  Advanced
                                  Marketing                       Dow Jones
      Measurement Period          Services,                       Industry
    (Fiscal Year Covered)           Inc.           NASDAQ         Group OTS
          4/1/90                   100.00          100.00          100.00
          4/1/91                    29.25          110.28          112.01
          4/1/92                    91.51          116.23          141.84
          4/1/93                   103.77          130.08          170.80
          4/1/94                    77.36          150.33          174.61
          4/1/95                    92.45          159.48          167.39

     The graph assumes $100 invested on April 1, 1990 in the Company's Common Stock and $100 invested at that time in each of the indexes shown. The comparison assumed that all dividends are reinvested.

                 COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

     Based solely upon a review of Forms 3, 4 and 5 (and amendments thereto) furnished to the Company during or with respect to fiscal 1995, no person who at any time during fiscal 1995 was a director, officer, beneficial owner of more than 10 percent of the Common Stock, failed to file on a timely basis, as disclosed in the above Forms, reports required by Section 16(a) of the Securities Exchange Act, as amended, during fiscal 1995 or prior fiscal years, except as provided herein. Through clerical oversight, (i) Ms. Lyon failed to file a timely Form 5 with respect to fiscal 1995 to report a grant of options by the Company to purchase 10,000 shares of Common Stock and (ii) Messrs. Tillinghast and Paulsen failed to file a timely Form 4 with respect to sales of 7,500 and 9,500 shares, respectively. Mr. Nicita's stock option grant of 150,000 shares has not been reported on Form 5, pending stockholder approval of the 1995 Stock Option Plan.

                                   FORM 10-K

     AMS will furnish without charge to each stockholder, upon written request addressed to The Investor Relations Department of AMS at 5880 Oberlin Drive, San Diego, California 92121, a copy of its Annual Report on Form 10-K for the fiscal year ended March 31, 1995 (excluding the exhibits thereto), as filed with the Securities and Exchange Commission.

                              CERTAIN TRANSACTIONS

     All transactions between the Company and its officers, Directors or any affiliate of any such person have been, and all such future transactions will be, on terms no less favorable to the Company than could be obtained from unaffiliated parties.

                          FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 1996 Annual Meeting of Stockholders must be submitted sufficiently far in advance so that it is received by AMS not later than April 23, 1996.

                                 OTHER MATTERS

     The Company's independent public accountants for the fiscal year ended March 31, 1995 were Arthur Andersen LLP, which firm has been appointed to serve in such capacity for the current fiscal year. A representative of Arthur Andersen LLP is expected to be present at the meeting with the opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     Neither the Company nor any of the persons named as proxies knows of matters other than those stated above to be voted on at the Annual Meeting. However, if any other matters are properly presented at the meeting, the persons named as proxies are empowered to vote in accordance with their discretion on such matters.

     The Annual Report of AMS for the fiscal year ended March 31, 1995 accompanies this proxy statement, but it is not to be deemed a part of the proxy soliciting material.

     PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.
                       ADVANCED MARKETING SERVICES, INC.

                                          By order of the Board of Directors

                                          Charles C. Tillinghast, III
                                          Chief Executive Officer and Chairman

San Diego, California
June 23, 1995

                                REVOCABLE PROXY

                       ADVANCED MARKETING SERVICES, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- JULY 27, 1995

    The undersigned stockholder(s) of Advanced Marketing Services, Inc. (the "Company") hereby nominates, constitutes and appoints Charles C. Tillinghast, III and James A. Leidich, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Advanced Marketing Services, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 5880 Overlin Drive, Suite 400, San Diego, California 92121 at 10:00 a.m., P.D.T., and any and all adjournments or postponements thereof, with respect to the matters described in the accompanying Proxy Statement, and in their discretion, on such other matters which properly come before the meeting, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1. ELECTION OF DIRECTORS            / / AUTHORITY GIVEN                              / / WITHHOLD AUTHORITY
                                        to vote for the nominees listed below            to vote for the nominees.
                                        (except as indicated to the contrary below).

  (INSTRUCTIONS: To withhold authority to vote for any nominee, strike a line through such nominee's name below.)

   Class A: Charles C. Tillinghast, III; Loren C. Paulsen; Michael M. Nicita

2. ADOPTION OF 1995 STOCK OPTION PLAN.

         / /  FOR               / /  AGAINST               / /  ABSTAIN

3. To transact such other business as may properly come before the Meeting and any adjournment or adjournments or postponements thereof. Management presently knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the Meeting.

 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED
                             PRIOR TO ITS EXERCISE.
                     PLEASE SIGN AND DATE ON REVERSE SIDE.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE ADOPTION OF THE 1995 STOCK OPTION PLAN. THE PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED "AUTHORITY GIVEN" FOR THE ELECTION OF DIRECTORS AND "FOR" THE ADOPTION OF THE 1995 STOCK OPTION PLAN UNLESS OTHER INSTRUCTIONS ARE INDICATED, IN WHICH CASE THE PROXY SHALL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS.

    IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

                                                       Dated:

                                                       -------------------------
                                                          (Please print name)

                                                       -------------------------
                                                             (Signature of
                                                             Stockholder)

                                                       -------------------------
                                                          (Please print name)

                                                       -------------------------
                                                             (Signature of
                                                             Stockholder)

                                                       (Please date this Proxy
                                                       and sign your name as it
                                                       appears on your stock
                                                       certificates. Executors,
                                                       administrators, trustees,
                                                       etc., should give their
                                                       full titles. All joint
                                                       owners should sign.)

                                                       I (We) do / / do not
                                                       / / expect to attend the
                                                       Meeting.

                                                       Number of Persons
                                                                         -------